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                                                                    EXHIBIT 10.6


                               SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT (this "Agreement") is entered into effective as of June 1, 1999 (the "Effective Date") by and between RemedyTemp, Inc., a California corporation ("Remedy"), and Alan M. Purdy, an individual person ("Employee").

         WHEREAS, Remedy desires to retain the services of Employee on an at-will basis, and Employee desires to remain an at-will employee of Remedy.

         WHEREAS, Remedy and Employee desire to enter into this Agreement providing for certain severance arrangements for the benefit of Employee.

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS.

            (a) Cause. For purposes hereof, the term "Cause" has the meaning set forth in Schedule 1 attached hereto. Any termination by Remedy of Employee's employment within 30 days after Remedy becoming aware of the occurrence of an event or circumstance constituting "Cause" will constitute termination for Cause; provided however, that such event constituting Cause must have occurred following a Change in Control (defined below).

         2. SEVERANCE PAYMENTS.

            (a) Termination Upon a Change in Control.

                (i) If, within two (2) years of a Change in Control (as defined below), Employee's employment with Remedy is terminated by Remedy for any reason except for Cause, Employee shall receive a cash, lump-sum payment from Remedy, on the tenth (10th) business day following the date of termination of Employee's employment with Remedy, in an amount equal to two (2) times the then current annual total compensation (including salary and maximum bonus) of Employee (the "Severance Payment"). In such case of a Change in Control, provisions herein applicable to Remedy will apply to Remedy's successor.

                (ii) Notwithstanding anything in this Section 2 to the contrary, if the Severance Payment under Section 2(a)(i), either alone or together with other cash payments which Employee has the right to receive from Remedy, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such Severance Payment shall be reduced to the maximum amount as will result in no portion of Severance Payment being a parachute payment (as defined in Section 280G of the Code).

                (iii) For purposes of this Agreement, a "Change in Control" shall be deemed to occur if any person, entity or group within the meaning of
Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding for this purpose Remedy or its subsidiaries, or any employee benefit plan of Remedy or its subsidiaries that



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acquires beneficial ownership of voting securities of Remedy, or any underwriter or underwriting syndicate acquiring shares of Remedy' stock in connection with a public offering thereof) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Class A Common Stock of Remedy (the
"COMMON STOCK") or the combined voting power of Remedy's then outstanding securities entitled to vote generally in the election of directors.

            (b) No Other Benefits. Except as set forth in Section 2, or as may be required by applicable law or separate written agreement between Remedy and Employee, Remedy shall have no obligations to pay any salary, bonus, accrued vacation or other amounts in connection with any termination of Employee's employment or attributable to the period after termination of Employee's employment.

            (c) In consideration for the agreements set forth herein and the Severance Payment, Employee shall, upon receiving the Severance Payment (if such event shall occur), execute a release of Remedy, its Board of Directors, and all officers, employees and agents of Remedy from any and all claims, liabilities, actions, causes of action, obligations, costs, damages, losses and demands of every kind and nature whatsoever known or unknown, which arise out of, relate to or are in any manner whatsoever connected with any action, transaction, occurrence or event which has occurred prior to the date of the release and those which may arise out of or are in any manner whatsoever connected with or related to the termination of Employee's employment with Remedy. Such release shall include a waiver of all rights granted under Section 1542 of the California Civil Code which reads as follows: A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him must have materially affected his settlement with the debtor. Cal. Civ. Code Section 1542.

         3. MISCELLANEOUS.

            (a) Governing Law. This Agreement shall be interpreted under and governed by the laws of the State of California, excluding its rules on conflicts of law.

            (b) Arbitration. Any dispute regarding the application, interpretation or breach of this Agreement shall be resolved by final and binding arbitration before the American Arbitration Association ("AAA") in accordance with AAA's National Rules for the Resolution of Employment Disputes. Attorney's fees, costs and damages (where appropriate) shall be awarded to the prevailing party in any dispute, and any resolution, opinion or order of AAA may be entered as a judgment in a court of competent jurisdiction.

            (c) Modification and Waiver. No waiver or modification of this Agreement or any term hereof shall be binding unless it is in writing signed by the parties hereto. No failure to insist upon compliance with any term, provision or condition to this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.


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            (d) Entire Agreement. This Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede and replace all prior severance and/or employment agreements, if any, between the parties. No oral statements or prior written agreements with respect to the subject matter hereof which are not specifically incorporated herein shall be of any force or effect.

            (e) Severability. If any provisions hereof shall be held or construed to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, but the same shall be construed and enforced just as though the illegal or invalid provisions had not been included herein.

            (f) Notices. Any notice, demand or other communication required, permitted or desired to be given hereunder shall be in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (with confirmation of receipt), delivery by reputable overnight delivery service or five (5) days following deposit in the United States mail (if sent by certified or registered mail, postage prepaid, return receipt requested), in each case duly addressed to Remedy at its headquarters or to Employee at his or her address of record listed with Remedy.

            (g) Assignment. Employee's rights, duties and obligations under this Agreement may not be assigned by Employee. Remedy may assign its rights, duties and obligations under this Agreement to any affiliate of Remedy.

            (h) Headings. The section headings herein are intended for reference and shall not affect in any way the construction or interpretation of this Agreement.

            (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth above.



"EMPLOYEE"


Signature: ____________________________________________
                       Alan M. Purdy


"REMEDY"

RemedyTemp, Inc.


By:  _________________________________

Name:  _______________________________

Title:  ________________________________



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                                  SCHEDULE 1 TO

                               SEVERANCE AGREEMENT

         For purposes of this Agreement, termination for Cause shall mean termination for one of the following reasons: willful misconduct that the Board of Directors of Remedy (the "Board") determines has a material adverse effect on Remedy; breach of fiduciary duty involving self-dealing or personal profit; intentional material failure to perform duties or abide by Remedy policies, in each case to the extent such duties or policies have been communicated to Employee in writing or their existence is otherwise known to Employee and Employee has not cured such failure within a reasonable time after written notice of such failure is given; conviction, entry of a plea of guilty or nolo contendere in connection with any alleged violation, or any actual violation, of any law, rule, regulation (other than traffic violations or similar offenses) or any cease-and-desist or other court order that the Board determines has a material adverse effect on Remedy; involvement in any legal proceeding which, in the opinion of legal counsel to Remedy, would be required to be disclosed pursuant to rules and regulations of the Securities and Exchange Commission, other than proceedings under federal bankruptcy laws or state insolvency laws involving entities in which you have less than a fifty percent (50%) interest; non-prescription use of any controlled substance or the use of alcohol or any other non-controlled substance which Remedy's Board reasonably determines renders Employee unfit to serve in Employee's capacity as an officer of Remedy; or any intentional act or omission which the Board reasonably determines has a material adverse effect on the public image, reputation or integrity of Remedy. Termination for cause shall not include termination on account of job performance failing to meet criteria or expectations of the Board.